Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-219209),
(2) Registration Statement (Form S-8 No. 333-225332),
(3) Registration Statement (Form S-8 No. 333-238946),
(4) Registration Statement (Form S-8 No. 333-256953),
(5) Registration Statement (Form S-8 No. 333-268725),
(6) Registration Statement (Form S-8 No. 333-256952) and
(7) Registration Statement (Form S-8 No. 333-271784)

all pertaining to the 2006 Long-Term Incentive Plan of Delek US Holdings, Inc., the Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan, the 2016 Long-Term Incentive Plan of Delek US Holdings, Inc and the Delek US Holdings, Inc. Employee Stock Purchase Plan of our reports dated February 28, 2024, with respect to the consolidated financial statements of Delek US Holdings, Inc., and the effectiveness of internal control over financial reporting of Delek US Holdings, Inc. included in this Annual Report (Form 10-K) of Delek US Holdings, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Nashville, Tennessee
February 28, 2024